UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

First Amendment to Mesquite Sky Membership Interest Purchase Agreement

On December 17, 2021, Lighthouse Renewable Class A LLC (“Lighthouse Purchaser”) and Clearway Energy Operating LLC, each subsidiaries of Clearway Energy LLC (the “Company”), entered into the First Amendment to Membership Interest Purchase Agreement (the “Mesquite Sky Amendment”) with Clearway Renew LLC ( “Clearway Renew”), a subsidiary of Clearway Energy Group LLC. The Mesquite Sky Amendment amends the previously disclosed Membership Interest Purchase Agreement, dated as of December 21, 2020, by and between Lighthouse Purchaser and Clearway Renew with respect to Mesquite Sky Holding LLC (“Mesquite Sky”), which owns and is developing the 345 MW Mesquite Sky wind project, located in Callahan County, Texas. The Mesquite Sky Amendment provides for, among other things, (i) the amendment of the purchase price payable by Lighthouse Purchaser to Clearway Renew for 50.01% of the Class B Membership Interests of Mesquite Sky (the “Mesquite Sky Class B Interests”) to approximately $62 million, (ii) the purchase by Lighthouse Purchaser of 50.01% of the Class A Membership Interests of Mesquite Sky (the “Mesquite Sky Class A Interests”) from Clearway Renew for a purchase price of approximately $2.4 million and (iii) the amendment of certain adjustments to the purchase price payable by Lighthouse Purchaser for the Mesquite Sky Class A Interests and the Mesquite Sky Class B Interests in connection with the number of turbines placed in service for the Mesquite Sky wind project owned by Mesquite Sky and the sale of renewable energy certificates by a subsidiary of Mesquite Sky.

The consummation of the acquisition of the Mesquite Sky Class B Interests occurred on December 17, 2021 and the consummation of the acquisition of the Mesquite Sky Class A Interests is subject to customary closing conditions, including Clearway Renew’s acquisition of the Class A Membership Interests of Mesquite Sky. The Company expects the acquisition of the Mesquite Sky Class A Interests to close in the first half of 2022.

The foregoing description of the Mesquite Sky Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Mesquite Sky Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

First Amendment to Black Rock Membership Interest Purchase Agreement

On December 29, 2021, Lighthouse Purchaser entered into the First Amendment to Membership Interest Purchase Agreement (the “Black Rock Amendment”) with Clearway Renew. The Black Rock Amendment amends the previously disclosed Membership Interest Purchase Agreement, dated as of December 21, 2020, by and between Lighthouse Purchaser and Clearway Renew with respect to Black Rock Wind Holding LLC (“Black Rock”), which owns and is developing the 110 MW Black Rock wind project, located in Grant and Mineral Counties, West Virginia. The Black Rock Amendment provides for, among other things, (i) the amendment of the purchase price payable by Lighthouse Purchaser to Clearway Renew for 50.01% of the Class B Membership Interests of Black Rock (the “Black Rock Class B Interests”) to approximately $61.6 million, (ii) the purchase by Lighthouse Purchaser of 50.01% of the Class A Membership Interests of Black Rock (the “Black Rock Class A Interests”) from Clearway Renew for a purchase price of approximately $1.1 million and (iii) the amendment of (A) certain adjustments to the purchase price payable by Lighthouse Purchaser for the Black Rock Class A Interests and the Black Rock Class B Interests and (B) certain indemnification rights of Lighthouse Purchaser, in each case, in connection with the placement in service of turbines for the Black Rock wind project owned by Black Rock.

The consummation of the acquisition of the Black Rock Class B Interests occurred on December 29, 2021 and the consummation of the acquisition of the Black Rock Class A Interests is subject to customary closing conditions, including Clearway Renew’s acquisition of the Class A Membership Interests of Black Rock. The Company expects the acquisition of the Black Rock Class A Interests to close in the first half of 2022.

The foregoing description of the Black Rock Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Black Rock Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

10.1†*	First Amendment to Membership Interest Purchase Agreement, dated as of December 17, 2021, by and among Lighthouse Renewable Class A LLC, Clearway Renew LLC and Clearway Energy Operating LLC.
10.2†*	First Amendment to Membership Interest Purchase Agreement, dated as of December 29, 2021, by and among Lighthouse Renewable Class A LLC and Clearway Renew LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.
*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: January 18, 2022